UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2011

ELLINGTON FINANCIAL LLC

(Exact name of registrant as specified in its charter)

Delaware	001-34569	26-0489289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Avenue

Old Greenwich, CT 06870

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (203) 698-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2011, the Board of Directors (the “Board”) of Ellington Financial LLC (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved 2011 incentive compensation for Lisa Mumford, the Company’s Chief Financial Officer. Pursuant to the 2011 incentive compensation package approved by the Board, Ms. Mumford will receive a discretionary cash bonus of $250,000, with the payment of approximately 45% of this cash bonus deferred to the end of the 2011 fiscal year (the “Deferral Period”). During the Deferral Period, the deferred portion of the bonus will be subject to forfeiture under certain circumstances, including in the event Ms. Mumford resigns or her employment is terminated for cause. In addition, Ms. Mumford was awarded 2,400 LTIP Units, which are subject to forfeiture restrictions that will lapse one year from the date of grant. A copy of the LTIP Unit Award Agreement is attached as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith this Current Report on Form 8-K.

10.1	LTIP Unit Award Agreement for Lisa Mumford dated December 12, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELLINGTON FINANCIAL LLC
(Registrant)

Date: December 16, 2011	By:	/s/ Laurence Penn
Laurence Penn
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	LTIP Unit Award Agreement for Lisa Mumford dated December 12, 2011